UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2008

FNDS3000 CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-138512	51-0571588
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

818 A1A North, Suite 201

Ponte Vedra Beach, Florida 32082

(Address of principal executive offices)

(904) 273-2702

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Law Offices of Stephen M. Fleming PLLC

110 Wall Street, 11th Floor

New York, New York 10005

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation.

Item 3.02	Unregistered Sales of Equity Securities.

Secured Convertible Note Financing

FNDS3000 Corp. (the “Company”) entered into an Amended and Restated Note Purchase Agreement (the “Amended Agreement”) with Sherington Holdings, LLC (“Sherington”) on December 1, 2008, which amended the Note Purchase Agreement entered by and between the Company and Sherington on October 29, 2008 (the “Original Agreement”). The Original Agreement provided for the sale of a secured convertible promissory note in the principal amount of $320,000 (the “October 2008 Note”). Pursuant to the terms of the Original Agreement, the Company and Sherington closed on the sale and purchase of the October 2008 Note on October 31, 2008. The Amended Agreement provided for an increase in the principal amount of indebtedness subject to the Amended Agreement from $320,000 to $1,000,000. On December 1, 2008, the Company issued that certain Amended and Restated Secured Convertible Promissory Note in the principal amount of $1,000,000 (the “December 2008 Note”). and the December 2008 Note replaced the October 2008 Note, and the October 2008 Note was cancelled. Pursuant to the Amended Agreement and the December 2008 Note, Sherington provided an additional $680,000 in funding on December 1, 2008, resulting in total funding of $1,000,000.

The December 2008 Note bears interest at 10% and matures on the earliest of the close of business on December 31, 2009; upon or after the occurrence of an event of default; or, if Sherington shall not have purchased 8,000,000 shares of the Company’s common stock on or before January 5, 2009 pursuant to the Equity Agreement discussed below, on February 28, 2009. The December 2008 Note is convertible into the Company’s common stock, at Sherington’s option, at a conversion price of $0.25 per share, which conversion price may be adjusted in accordance with the terms of the December 2008 Note. The Company may only redeem the December 2008 Note with the written consent of Sherington.

As of the date hereof, the Company is obligated on the December 2008 Note. The December 2008 Note is a debt obligation arising other than in the ordinary course of business which constitutes a direct financial obligation of the Company. The Company’s obligations under the December 2008 Note are secured by all of the assets of Atlas Merchant Services LLC (“Atlas”), a wholly owned subsidiary of the Company, as well as 100% of the membership interest of Atlas.

The December 2008 Note was offered and sold to Sherington in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Sherington is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Equity Financing

On December 1, 2008, the Company and Sherington entered into a Securities Purchase Agreement (the “Equity Agreement”) with Sherington pursuant to which Sherington has agreed subject to the satisfaction of all conditions to closing set forth in the Equity Agreement and as described herein to purchase and the Company has agreed to sell 8,000,000 shares of common stock (the “Shares”) and a warrant to purchase 30% of the issued and outstanding shares of the Company on a fully diluted basis (the “Warrant”) at an exercise price of $0.35 per share. The purchase price for the Shares and the Warrant is $2,000,000. The parties intend to complete the purchase of the Shares and the Warrant on or before January 5, 2009 or such other mutually agreeable time. As a condition to closing the transaction, the Company is required to execute a registration rights agreement, and certain shareholders of the Company are required to execute a voting agreement. The Equity Agreement may be terminated by mutual consent of both of the parties, by either party if the other party has materially breached the Equity Agreement and by Sherington if any of the following occur:

•

Sherington is dissatisfied, in Sherington’s sole discretion, with the results of its ongoing due diligence investigation of the Company’s business, assets, operations, properties, financial condition, contingent liabilities, prospects and material agreements.

•	certain license agreements, if deemed necessary by Sherington in Sherington’s sole discretion, are not amended to the satisfaction of Sherington, in Sherington’s sole discretion.

•	certain management employment agreements, if deemed necessary by Sherington in Sherington’s sole discretion, are not amended to the satisfaction of Sherington, in Sherington’s sole discretion.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell Company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibit Description
4.1	Amended and Restated Note Purchase Agreement entered by and between FNDS3000 Corp and Sherington Holdings, LLC dated December 1, 2008

4.2	Amended and Restated Secured Convertible Promissory Note issued to Sherington Holdings, LLC dated December 1, 2008

4.3	Securities Purchase Agreement entered by and between FNDS3000 Corp and Sherington Holdings, LLC dated December 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNDS3000 CORP.

Date: December 3, 2008	/s/ David Fann
David Fann
President

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